Bank of Hawaii Corporation 2014 Financial Results

•	Diluted Earnings Per Share for the Fourth Quarter of 2014 $0.94

•	Net Income for the Fourth Quarter of 2014 $41.2 Million

•	2014 Diluted Earnings Per Share $3.69

•	2014 Net Income $163.0 Million

•	Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 26, 2015) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.94 for the fourth quarter of 2014, down from $0.95 per share in the previous quarter, and up from $0.88 per share in the same quarter last year. Net income for the fourth quarter of 2014 was $41.2 million, compared to net income of $41.8 million in the third quarter of 2014 and $39.1 million in the same quarter last year. The return on average assets for the fourth quarter of 2014 was 1.12 percent, compared with 1.15 percent in the third quarter of 2014 and 1.12 percent in the fourth quarter last year. The return on average equity for the fourth quarter of 2014 was 15.39 percent, compared with 15.57 percent in the third quarter of 2014 and 15.36 percent in the fourth quarter last year.

Loan and lease balances were $6.9 billion at December 31, 2014, up 4.4 percent from September 30, 2014 and up 13.2 percent compared with December 31, 2013. Deposit growth remained strong during the quarter, increasing 2.2 percent from September 30, 2014 and 6.0 percent from December 31, 2013. The net interest margin was 2.84 percent during the fourth quarter of 2014 compared with 2.85 percent in the previous quarter and fourth quarter last year.

“Bank of Hawaii finished 2014 with strong financial performance," said Peter Ho, Chairman, President, and CEO. “During the quarter loan balances and deposits continued to grow. Our net interest margin was relatively stable, credit quality remained solid, expenses were well controlled, and our capital ratios remain quite strong.”

Diluted earnings per share for the full year of 2014 were $3.69, up $0.31 or 9.2 percent from diluted earnings per share of $3.38 in 2013. Net income for the year was $163.0 million, up $12.5 million or 8.3 percent from net income of $150.5 million in the previous year. The return on average assets for the full year of 2014 was 1.14 percent, up from 1.10 percent in 2013. The return on average equity for the full year of 2014 was 15.50 percent, up from 14.78 percent in 2013.

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Bank of Hawaii Corporation 2014 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2014 was $99.5 million, an increase of $1.2 million from net interest income of $98.3 million in the third quarter of 2014, and up $4.7 million from net interest income of $94.8 million in the fourth quarter last year. Net interest income, on a taxable-equivalent basis, for the full year of 2014 was $391.1 million, an increase of $22.0 million from net interest income of $369.1 million in 2013. Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 2.84 percent in the fourth quarter of 2014, a decrease of 1 basis point from the third quarter of 2014 and the fourth quarter last year. The net interest margin for the full year of 2014 was 2.85 percent, an increase of 4 basis points from the net interest margin of 2.81 percent in 2013.

Noninterest income was $45.8 million in the fourth quarter of 2014, an increase of $0.8 million compared with $45.0 million in the third quarter of 2014, and an increase of $0.5 million compared with $45.3 million in the fourth quarter of 2013. Noninterest income in the fourth quarter of 2014 included a gain of $2.0 million from the sale of 22,000 Visa Class B shares (9,066 Class A equivalents).  Noninterest income in the third quarter of 2014 included a net gain of $1.9 million resulting from the sale of 23,000 Visa Class B shares (9,478 Class A equivalents).  The Company also contributed 4,700 Visa Class B shares (1,937 Class A equivalents) to the Bank of Hawaii Foundation during the fourth quarter of 2014. The contribution of Visa shares to the Bank of Hawaii Foundation had no impact on noninterest expense; however, the contributions favorably impacted the Company’s effective tax rate.  As of December 31, 2014, the Company has 397,514 Visa Class B shares remaining (163,816 Class A equivalents). Noninterest income for the full year of 2014 was $180.0 million compared with noninterest income of $186.2 million in 2013. The decrease in noninterest income compared with the previous year was primarily the result of lower mortgage banking income which totaled $7.6 million in 2014 compared with $19.2 million in 2013. The reduction in mortgage banking income in 2014 was partially offset by $7.9 million in net gains on the sales of 90,500 Visa Class B shares.

Noninterest expense was $81.2 million in the fourth quarter of 2014, up $0.2 million from noninterest expense of $81.0 million in the third quarter of 2014, and down $1.2 million from noninterest expense of $82.4 million in the fourth quarter of 2013. Noninterest expense for the full year of 2014 was $326.9 million, down $4.1 million, or 1.2 percent, from noninterest expense of $331.0 million in 2013.
The components of salaries and benefits are presented in Table 9.

The efficiency ratio for the fourth quarter of 2014 was 57.03 percent, an improvement from 57.74 percent in the previous quarter and 59.99 percent in the same quarter last year. The efficiency ratio for the full year of 2014 was 58.41 percent compared with 60.71 percent during the full year of 2013.

The effective tax rate for the fourth quarter of 2014 was 32.71 percent compared with 32.59 percent in the previous quarter and 28.96 percent in the same quarter last year.  The effective tax rate for the full year of 2014 was 31.39 percent compared with 29.73 percent for the full year of 2013.  The lower effective tax rate during 2013 was due to a larger release of tax reserves in 2013.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

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Bank of Hawaii Corporation 2014 Financial Results     Page 3

Asset Quality

The Company’s overall asset quality remained strong during the fourth quarter of 2014. Total non-performing assets decreased to $30.1 million at December 31, 2014, down from $33.3 million at September 30, 2014 and $39.7 million at December 31, 2013. Non-performing assets, as a percentage of total loans and leases and foreclosed real estate, were 0.44 percent at December 31, 2014, down from 0.50 percent at September 30, 2014 and 0.65 percent at December 31, 2013.
Accruing loans and leases past due 90 days or more were $8.7 million at December 31, 2014, down from $9.1 million at September 30, 2014 and $9.9 million at December 31, 2013. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $45.5 million at December 31, 2014 compared with $45.2 million at September 30, 2014 and $51.1 million at December 31, 2013. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net charge-offs during the fourth quarter of 2014 were $1.7 million or 0.10 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $3.7 million during the quarter were partially offset by recoveries of $2.1 million. Net charge-offs during the third quarter of 2014 were $0.8 million or 0.05 percent annualized, and were comprised of charge-offs of $3.7 million and recoveries of $2.9 million. Net charge-offs during the fourth quarter of 2013 were $8.2 million, or 0.54 percent annualized, and were comprised of charge-offs of $10.4 million and recoveries of $2.2 million. Net charge-offs for the full year of 2014 were $1.9 million, or 0.03 percent of total average loans and leases, compared with $13.4 million or 0.23 percent of total average loans and leases in 2013.
The allowance for loan and lease losses was $108.7 million at December 31, 2014, down $1.7 million from the allowance for loan and lease losses of $110.4 million at September 30, 2014 and down $6.8 million from the allowance for loan and lease losses of $115.5 million at December 31, 2013. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.58 percent at December 31, 2014, a decrease of 9 basis points from September 30, 2014, and commensurate with the continued improvement in credit quality and the Hawaii economy. The total reserve for unfunded commitments at December 31, 2014 was unchanged from the prior quarter and remained at $5.9 million. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

The Company’s total assets increased to $14.79 billion at December 31, 2014, up $277.0 million from total assets of $14.51 billion at September 30, 2014, and up $702.9 million from total assets of $14.08 billion at December 31, 2013. Average total assets were $14.60 billion during the fourth quarter of 2014, up $231.1 million from average total assets of $14.37 billion during the third quarter of 2014, and up $738.6 million from average total assets of $13.86 billion during the fourth quarter of 2013.

Total loans and leases increased to $6.90 billion at December 31, 2014, up from $6.61 billion at September 30, 2014, and up from $6.10 billion at December 31, 2013. The commercial loan portfolio was $2.83 billion at the end of the fourth quarter of 2014, up 3.6 percent from commercial loans of $2.73 billion at the end of the third quarter of 2014 and up 11.9 percent from commercial loans of $2.53 billion at the end of the fourth quarter last year. Consumer loans increased to $4.07 billion at December 31, 2014, up 5.0 percent from consumer loans of $3.88 billion at the end of the third quarter of 2014, and up 14.1 percent from consumer loans of $3.57 billion at the end of the fourth quarter last year. Average total loans and leases were $6.75 billion during the fourth quarter of 2014, up from $6.49 billion during the previous quarter and $6.05 billion during the same quarter last year. Loan and lease portfolio balances, including the higher risk loans and leases outstanding, are summarized in Table 10.

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Bank of Hawaii Corporation 2014 Financial Results     Page 4

Deposit generation continued to remain strong during the fourth quarter of 2014. Total deposits increased to $12.63 billion at December 31, 2014, up from total deposits of $12.36 billion at September 30, 2014 and $11.91 billion at December 31, 2013. Average total deposits were $12.44 billion in the fourth quarter of 2014, up from $12.20 billion during the previous quarter and $11.57 billion during the same quarter last year. Deposit balances are summarized in Tables 7a, 7b, and 10.

The investment portfolio was $6.76 billion at December 31, 2014 compared to $6.78 billion at September 30, 2014 and $6.99 billion at December 31, 2013. The investment portfolio remains largely comprised of securities issued by U. S. government agencies and includes $4.47 billion in securities held to maturity and $2.29 billion in securities available for sale.

During the fourth quarter of 2014, the Company repurchased 280.5 thousand shares of common stock at a total cost of $16.0 million under its share repurchase program. The average cost was $56.94 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through December 31, 2014, the Company has repurchased 52.0 million shares and returned over $1.9 billion to shareholders at an average cost of $36.96 per share. Remaining buyback authority under the share repurchase program was $73.2 million at December 31, 2014. From January 2 through January 23, 2015, the Company repurchased an additional 75.0 thousand shares of common stock at an average cost of $56.02 per share repurchased.

Total shareholders’ equity was $1.06 billion at December 31, 2014, down slightly from September 30, 2014 and up from $1.01 billion at December 31, 2013. The Tier 1 Capital Ratio was 14.69 percent at December 31, 2014 compared with 15.32 percent at September 30, 2014 and 16.05 percent at December 31, 2013. The Tier 1 Leverage Ratio at December 31, 2014 was 7.13 percent, compared with 7.19 percent at September 30, 2014 and 7.24 percent at December 31, 2013.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on March 13, 2015 to shareholders of record at the close of business on February 27, 2015.

Hawaii Economy

General economic conditions in Hawaii continued to be healthy during the fourth quarter of 2014, led by a strong tourism industry, relatively low unemployment, rising real estate prices, and accelerating construction activity. For the first eleven months of 2014, total visitor arrivals increased by 0.9 percent and visitor spending increased by 2.3 percent compared to the same period in 2013. While the rate of visitor growth has eased from the prior year, 2014 is on track to be another record year for tourism in Hawaii. The statewide seasonally-adjusted unemployment rate held steady at 4.0 percent in December 2014, which is among the lowest in the nation. Real estate prices on Oahu reached new records during 2014, even as the number of sales declined slightly due to limited inventory of available properties on the market. The volume of single-family home sales on Oahu declined 0.8 percent in 2014 compared to 2013 and the volume of condominium sales on Oahu declined 1.3 percent compared to 2013. The median price of single-family home sales on Oahu increased 3.8 percent during 2014 and the median price of condominium sales on Oahu was 5.4 percent higher compared to 2013. As of December 31, 2014, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 2.6 months and 3.0 months, respectively.

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Bank of Hawaii Corporation 2014 Financial Results     Page 5

Conference Call Information

The Company will review its 2014 financial results today at 1:00 p.m. Hawaii Time (6:00 p.m. Eastern Time). The call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants located in the United States or Canada should dial 1 (800) 708-4540. All other international conference call participants should dial 1 (847) 619-6397. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning on Monday, January 26, 2015 by dialing 1 (888) 843-7419 in the United States or Canada and 1 (630) 652-3042 from other international locations. Enter the pass code number 38758852# when prompted. A replay of the conference call will also be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1a
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2014	2014	2013	2014	2013
For the Period:
Operating Results
Net Interest Income	$96,632	$95,379	$92,120	$379,656	$358,907
Provision for Credit Losses	—	(2,665)	—	(4,864)	—
Total Noninterest Income	45,818	44,950	45,278	180,017	186,223
Total Noninterest Expense	81,240	81,030	82,424	326,899	330,969
Net Income	41,191	41,769	39,055	163,042	150,502
Basic Earnings Per Share	0.95	0.95	0.88	3.71	3.39
Diluted Earnings Per Share	0.94	0.95	0.88	3.69	3.38
Dividends Declared Per Share	0.45	0.45	0.45	1.80	1.80

Performance Ratios
Return on Average Assets	1.12%	1.15%	1.12%	1.14%	1.10%
Return on Average Shareholders' Equity	15.39	15.57	15.36	15.50	14.78
Efficiency Ratio [1]	57.03	57.74	59.99	58.41	60.71
Net Interest Margin [2]	2.84	2.85	2.85	2.85	2.81
Dividend Payout Ratio [3]	47.37	47.37	51.14	48.52	53.10
Average Shareholders' Equity to Average Assets	7.27	7.41	7.28	7.35	7.44

Average Balances
Average Loans and Leases	$6,746,332	$6,488,780	$6,053,607	$6,405,431	$5,883,686
Average Assets	14,603,493	14,372,375	13,864,914	14,317,516	13,692,133
Average Deposits	12,435,692	12,200,654	11,571,905	12,122,148	11,396,801
Average Shareholders' Equity	1,061,900	1,064,589	1,008,813	1,052,195	1,018,287

Per Share of Common Stock
Book Value	$24.13	$24.04	$22.75	$24.13	$22.75
Tangible Book Value	23.41	23.32	22.04	23.41	22.04
Market Value
Closing	59.31	56.81	59.14	59.31	59.14
High	61.00	60.75	59.92	61.73	59.92
Low	52.70	55.55	53.16	52.70	44.88

			December 31,	September 30,	December 31,
			2014	2014	2013
As of Period End:
Balance Sheet Totals
Loans and Leases			$6,897,589	$6,606,350	$6,095,387
Total Assets			14,787,208	14,510,166	14,084,280
Total Deposits			12,633,089	12,361,441	11,914,656
Long-Term Debt			173,912	173,926	174,706
Total Shareholders' Equity			1,055,086	1,057,413	1,011,976

Asset Quality
Allowance for Loan and Lease Losses			$108,688	$110,362	$115,454
Non-Performing Assets			30,082	33,307	39,650

Financial Ratios
Allowance to Loans and Leases Outstanding			1.58%	1.67%	1.89%
Tier 1 Capital Ratio [4]			14.69	15.32	16.05
Total Capital Ratio [4]			15.94	16.57	17.31
Tier 1 Leverage Ratio [4]			7.13	7.19	7.24
Total Shareholders' Equity to Total Assets			7.14	7.29	7.19
Tangible Common Equity to Tangible Assets [5]			6.94	7.09	6.98
Tangible Common Equity to Risk-Weighted Assets [4,5]			14.46	15.23	15.67

Non-Financial Data
Full-Time Equivalent Employees			2,161	2,170	2,196
Branches			74	74	74
ATMs			459	459	466

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Financial ratios as of December 31, 2013 were revised to conform to the current period calculation.
[5] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 1b “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 1b
		December 31,	September 30,	December 31,
(dollars in thousands)		2014	2014	2013
Total Shareholders' Equity		$1,055,086	$1,057,413	$1,011,976
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,023,569	$1,025,896	$980,459

Total Assets		$14,787,208	$14,510,166	$14,084,280
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$14,755,691	$14,478,649	$14,052,763

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements [1]	$7,077,035	$6,737,853	$6,258,178

Total Shareholders' Equity to Total Assets		7.14%	7.29%	7.19%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.94%	7.09%	6.98%

Tier 1 Capital Ratio [1]		14.69%	15.32%	16.05%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]		14.46%	15.23%	15.67%

[1] Risk-weighted assets and financial ratios as of December 31, 2013 were revised to conform to the current period calculation.

Bank of Hawaii Corporation and Subsidiaries
Net Significant Items					Table 2
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2014	2014	2013	2014	2013
Investment Securities Gains, Net	$1,966	$1,858	$—	$8,063	$—
Decrease in Allowance for Loan and Lease Losses	1,674	3,476	8,225	6,766	13,403
Separation Expense	202	(14)	(394)	(448)	(4,486)
Professional and Casualty Reserve Adjustment	2,009	—	—	2,009	—
Operating Losses	—	—	—	(730)	—
Significant Items Before the Provision (Benefit) for Income Taxes	5,851	5,320	7,831	15,660	8,917
Release of Tax Reserve	—	—	—	(1,249)	(2,357)
Income Tax Impact	2,294	2,085	2,741	6,139	3,121
Net Significant Items	$3,557	$3,235	$5,090	$10,770	$8,153

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2014	2014	2013	2014	2013
Interest Income
Interest and Fees on Loans and Leases	$69,974	$68,089	$63,809	$267,407	$253,276
Income on Investment Securities
Available-for-Sale	10,732	10,286	10,608	42,475	53,570
Held-to-Maturity	24,966	26,067	26,882	105,860	90,062
Deposits	2	3	3	9	10
Funds Sold	192	176	105	673	415
Other	303	302	302	1,209	1,172
Total Interest Income	106,169	104,923	101,709	417,633	398,505
Interest Expense
Deposits	2,392	2,391	2,418	9,534	10,143
Securities Sold Under Agreements to Repurchase	6,520	6,523	6,530	25,905	26,837
Funds Purchased	3	3	8	13	44
Short-Term Borrowings	—	—	2	—	2
Long-Term Debt	622	627	631	2,525	2,572
Total Interest Expense	9,537	9,544	9,589	37,977	39,598
Net Interest Income	96,632	95,379	92,120	379,656	358,907
Provision for Credit Losses	—	(2,665)	—	(4,864)	—
Net Interest Income After Provision for Credit Losses	96,632	98,044	92,120	384,520	358,907
Noninterest Income
Trust and Asset Management	12,225	11,716	12,240	47,798	47,932
Mortgage Banking	2,116	1,646	2,823	7,571	19,186
Service Charges on Deposit Accounts	9,058	9,095	9,326	35,669	37,124
Fees, Exchange, and Other Service Charges	13,702	13,390	12,670	53,401	50,469
Investment Securities Gains, Net	1,966	1,858	—	8,063	—
Annuity and Insurance	1,664	2,348	2,295	8,065	9,190
Bank-Owned Life Insurance	1,874	1,644	1,895	6,639	5,892
Other	3,213	3,253	4,029	12,811	16,430
Total Noninterest Income	45,818	44,950	45,278	180,017	186,223
Noninterest Expense
Salaries and Benefits	45,520	45,530	43,643	183,028	184,211
Net Occupancy	9,291	9,334	9,602	37,296	38,745
Net Equipment	4,734	4,473	4,837	18,479	18,366
Data Processing	3,823	3,665	3,827	14,979	13,840
Professional Fees	3,086	1,835	2,669	9,794	9,405
FDIC Insurance	2,055	1,750	1,954	7,936	7,765
Other	12,731	14,443	15,892	55,387	58,637
Total Noninterest Expense	81,240	81,030	82,424	326,899	330,969
Income Before Provision for Income Taxes	61,210	61,964	54,974	237,638	214,161
Provision for Income Taxes	20,019	20,195	15,919	74,596	63,659
Net Income	$41,191	$41,769	$39,055	$163,042	$150,502
Basic Earnings Per Share	$0.95	$0.95	$0.88	$3.71	$3.39
Diluted Earnings Per Share	$0.94	$0.95	$0.88	$3.69	$3.38
Dividends Declared Per Share	$0.45	$0.45	$0.45	$1.80	$1.80
Basic Weighted Average Shares	43,499,627	43,859,396	44,223,281	43,899,208	44,380,948
Diluted Weighted Average Shares	43,758,873	44,088,553	44,496,313	44,125,456	44,572,725

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2014	2014	2013	2014	2013
Net Income	$41,191	$41,769	$39,055	$163,042	$150,502
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	1,567	403	(6,006)	16,858	(69,206)
Defined Benefit Plans	(12,190)	157	7,694	(11,721)	8,175
Total Other Comprehensive Income (Loss)	(10,623)	560	1,688	5,137	(61,031)
Comprehensive Income	$30,568	$42,329	$40,743	$168,179	$89,471

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2014	2014	2013
Assets
Interest-Bearing Deposits in Other Banks	$2,873	$3,883	$3,617
Funds Sold	360,577	377,303	271,414
Investment Securities
Available-for-Sale	2,289,190	2,220,913	2,243,697
Held-to-Maturity (Fair Value of $4,504,495; $4,576,396; and $4,697,587)	4,466,679	4,557,614	4,744,519
Loans Held for Sale	5,136	2,382	6,435
Loans and Leases	6,897,589	6,606,350	6,095,387
Allowance for Loan and Lease Losses	(108,688)	(110,362)	(115,454)
Net Loans and Leases	6,788,901	6,495,988	5,979,933
Total Earning Assets	13,913,356	13,658,083	13,249,615
Cash and Due from Banks	172,126	172,386	188,715
Premises and Equipment, Net	109,854	107,560	108,636
Accrued Interest Receivable	44,654	46,641	43,930
Foreclosed Real Estate	2,311	3,562	3,205
Mortgage Servicing Rights	24,695	25,559	28,123
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	262,807	261,862	223,246
Other Assets	225,888	202,996	207,293
Total Assets	$14,787,208	$14,510,166	$14,084,280

Liabilities
Deposits
Noninterest-Bearing Demand	$3,832,943	$3,824,544	$3,681,128
Interest-Bearing Demand	2,559,570	2,369,434	2,355,608
Savings	4,806,575	4,738,364	4,560,150
Time	1,434,001	1,429,099	1,317,770
Total Deposits	12,633,089	12,361,441	11,914,656
Funds Purchased	8,459	8,459	9,982
Securities Sold Under Agreements to Repurchase	688,601	700,203	770,049
Long-Term Debt	173,912	173,926	174,706
Retirement Benefits Payable	55,477	35,152	34,965
Accrued Interest Payable	5,148	6,086	4,871
Taxes Payable and Deferred Taxes	27,777	42,468	34,907
Other Liabilities	139,659	125,018	128,168
Total Liabilities	13,732,122	13,452,753	13,072,304
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2014 - 57,634,755 / 43,724,208;
September 30, 2014 - 57,633,855 / 43,993,729;
and December 31, 2013 - 57,480,846 / 44,490,385)	574	573	572
Capital Surplus	531,932	529,530	522,505
Accumulated Other Comprehensive Loss	(26,686)	(16,063)	(31,823)
Retained Earnings	1,234,801	1,213,339	1,151,754
Treasury Stock, at Cost (Shares: December 31, 2014 - 13,910,547;
September 30, 2014 - 13,640,126; and December 31, 2013 - 12,990,461)	(685,535)	(669,966)	(631,032)
Total Shareholders' Equity	1,055,086	1,057,413	1,011,976
Total Liabilities and Shareholders' Equity	$14,787,208	$14,510,166	$14,084,280

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665
Net Income	—	—	—	—	150,502	—	150,502
Other Comprehensive Loss	—	—	—	(61,031)	—	—	(61,031)
Share-Based Compensation	—	—	5,546	—	—	—	5,546
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	505,691	1	1,340	—	(2,691)	16,833	15,483
Common Stock Repurchased	(770,141)	—	—	—	—	(39,655)	(39,655)
Cash Dividends Declared ($1.80 per share)	—	—	—	—	(80,534)	—	(80,534)
Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976
Net Income	—	—	—	—	163,042	—	163,042
Other Comprehensive Income	—	—	—	5,137			5,137
Share-Based Compensation	—	—	7,870	—	—	—	7,870
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	345,278	2	1,557	—	(335)	9,543	10,767
Common Stock Repurchased	(1,111,455)	—	—	—	—	(64,046)	(64,046)
Cash Dividends Declared ($1.80 per share)	—	—	—	—	(79,660)	—	(79,660)
Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.4	$—	0.24%	$4.1	$—	0.24%	$3.2	$—	0.42%
Funds Sold	358.8	0.2	0.21	326.2	0.2	0.21	222.8	0.1	0.18
Investment Securities
Available-for-Sale
Taxable	1,563.9	7	1.78	1,508.0	6.6	1.75	1,654.6	7.3	1.77
Non-Taxable	715.1	5.8	3.24	704.0	5.7	3.22	620.2	5.1	3.26
Held-to-Maturity
Taxable	4,256.3	23.3	2.19	4,390.2	24.4	2.23	4,399.9	25.2	2.29
Non-Taxable	250.0	2.5	3.95	250.9	2.5	3.95	253.5	2.5	3.97
Total Investment Securities	6,785.3	38.6	2.27	6,853.1	39.2	2.29	6,928.2	40.1	2.32
Loans Held for Sale	2.8	—	3.92	2.0	—	4.03	7.8	0.1	5.07
Loans and Leases [1]
Commercial and Industrial	1,025.3	8.5	3.30	980.8	8.9	3.61	906.3	7.8	3.42
Commercial Mortgage	1,421.3	13.9	3.87	1,350.6	13.3	3.89	1,237.0	12.4	3.97
Construction	110.4	1.2	4.52	126.2	1.3	4.20	115.2	1.3	4.63
Commercial Lease Financing	228.7	1.9	3.41	235.1	2.0	3.33	255.6	1.4	2.14
Residential Mortgage	2,501.8	26.5	4.24	2,396.7	25.3	4.22	2,284.4	24.8	4.35
Home Equity	850.5	8.2	3.82	823.3	8.1	3.92	767.7	7.8	4.04
Automobile	314.0	4.2	5.29	296.6	4.0	5.29	248.9	3.4	5.39
Other [2]	294.3	5.5	7.37	279.5	5.2	7.45	238.5	4.9	8.08
Total Loans and Leases	6,746.3	69.9	4.13	6,488.8	68.1	4.18	6,053.6	63.8	4.19
Other	68.7	0.3	1.76	71.4	0.3	1.69	77.5	0.3	1.55
Total Earning Assets [3]	13,965.3	109	3.11	13,745.6	107.8	3.13	13,293.1	104.4	3.13
Cash and Due from Banks	140.2			152.4			136.8
Other Assets	498.0			474.4			435.0
Total Assets	$14,603.5			$14,372.4			$13,864.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,459.0	0.2	0.03	$2,417.4	0.2	0.03	$2,245.5	0.1	0.03
Savings	4,720.7	1.0	0.09	4,591.4	1.0	0.09	4,499.5	1.0	0.09
Time	1,480.5	1.2	0.32	1,440.1	1.2	0.34	1,331.2	1.3	0.38
Total Interest-Bearing Deposits	8,660.2	2.4	0.11	8,448.9	2.4	0.11	8,076.2	2.4	0.12
Short-Term Borrowings	8.5	—	0.14	9.3	—	0.14	28.3	—	0.15
Securities Sold Under Agreements to Repurchase	693.2	6.5	3.68	715.6	6.5	3.57	832.6	6.6	3.07
Long-Term Debt	173.9	0.6	1.43	173.8	0.6	1.44	174.7	0.6	1.44
Total Interest-Bearing Liabilities	9,535.8	9.5	0.39	9,347.6	9.5	0.40	9,111.8	9.6	0.41
Net Interest Income		$99.5			$98.3			$94.8
Interest Rate Spread			2.72%			2.73%			2.72%
Net Interest Margin			2.84%			2.85%			2.85%
Noninterest-Bearing Demand Deposits	3,775.5			3,751.8			3,495.7
Other Liabilities	230.3			208.4			248.6
Shareholders' Equity	1,061.9			1,064.6			1,008.8
Total Liabilities and Shareholders' Equity	$14,603.5			$14,372.4			$13,864.9

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,908,000, $2,873,000, and $2,696,000 for the three months ended
December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Year Ended			Year Ended
	December 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.3	$—	0.21%	$4.0	$—	0.26%
Funds Sold	316.2	0.7	0.21	221.2	0.4	0.19
Investment Securities
Available-for-Sale
Taxable	1,536.5	27.7	1.80	2,138.3	38.7	1.81
Non-Taxable	699.6	22.7	3.24	684.2	22.9	3.35
Held-to-Maturity
Taxable	4,412.5	99.4	2.25	3,955.8	86.7	2.19
Non-Taxable	251.3	10.0	3.95	130.8	5.1	3.94
Total Investment Securities	6,899.9	159.8	2.32	6,909.1	153.4	2.22
Loans Held for Sale	3.2	0.1	4.31	16.4	0.7	4.18
Loans and Leases [1]
Commercial and Industrial	970.3	33.3	3.43	865.8	30.9	3.57
Commercial Mortgage	1,331.5	52.5	3.94	1,152.9	46.9	4.06
Construction	109.4	4.8	4.40	114.6	5.4	4.75
Commercial Lease Financing	237.6	7.0	2.96	261.6	6.0	2.31
Residential Mortgage	2,377.9	101.6	4.27	2,275.8	101.7	4.47
Home Equity	815.6	31.9	3.91	761.5	31.4	4.12
Automobile	288.8	15.4	5.32	232.3	12.7	5.48
Other [2]	274.3	20.8	7.58	219.2	18.0	8.21
Total Loans and Leases	6,405.4	267.3	4.17	5,883.7	253.0	4.30
Other	72.7	1.2	1.66	78.3	1.2	1.50
Total Earning Assets [3]	13,701.7	429.1	3.13	13,112.7	408.7	3.12
Cash and Due from Banks	143.4			138.9
Other Assets	472.4			440.5
Total Assets	$14,317.5			$13,692.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,390.8	0.7	0.03	$2,140.5	0.6	0.03
Savings	4,592.6	3.9	0.09	4,461.4	3.9	0.09
Time	1,450.3	4.9	0.34	1,406.2	5.6	0.40
Total Interest-Bearing Deposits	8,433.7	9.5	0.11	8,008.1	10.1	0.13
Short-Term Borrowings	9.3	—	0.14	31.7	—	0.15
Securities Sold Under Agreements to Repurchase	747.9	25.9	3.46	809.4	26.9	3.32
Long-Term Debt	174.4	2.6	1.45	171.0	2.6	1.50
Total Interest-Bearing Liabilities	9,365.3	38.0	0.41	9,020.2	39.6	0.44
Net Interest Income		$391.1			$369.1
Interest Rate Spread			2.72%			2.68%
Net Interest Margin			2.85%			2.81%
Noninterest-Bearing Demand Deposits	3,688.4			3,388.7
Other Liabilities	211.6			264.9
Shareholders' Equity	1,052.2			1,018.3
Total Liabilities and Shareholders' Equity	$14,317.5			$13,692.1

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $11,479,000 and $10,194,000 for the years ended December 31, 2014 and December 31, 2013, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2014
	Compared to September 30, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale
Taxable	$0.2	$0.2	$0.4
Non-Taxable	0.1	—	0.1
Held-to-Maturity
Taxable	(0.7)	(0.4)	(1.1)
Total Investment Securities	(0.4)	(0.2)	(0.6)
Loans and Leases
Commercial and Industrial	0.4	(0.8)	(0.4)
Commercial Mortgage	0.7	(0.1)	0.6
Construction	(0.2)	0.1	(0.1)
Commercial Lease Financing	(0.1)	—	(0.1)
Residential Mortgage	1.1	0.1	1.2
Home Equity	0.3	(0.2)	0.1
Automobile	0.2	—	0.2
Other [2]	0.3	—	0.3
Total Loans and Leases	2.7	(0.9)	1.8
Total Change in Interest Income	2.3	(1.1)	1.2

Change in Interest Expense:
Interest-Bearing Deposits
Time	0.1	(0.1)	—
Total Interest-Bearing Deposits	0.1	(0.1)	—
Securities Sold Under Agreements to Repurchase	(0.2)	0.2	—
Total Change in Interest Expense	(0.1)	0.1	—

Change in Net Interest Income	$2.4	$(1.2)	$1.2

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2014
	Compared to December 31, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$—	$0.1
Investment Securities
Available-for-Sale
Taxable	(0.4)	0.1	(0.3)
Non-Taxable	0.7	—	0.7
Held-to-Maturity
Taxable	(0.8)	(1.1)	(1.9)
Total Investment Securities	(0.5)	(1.0)	(1.5)
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	1.0	(0.3)	0.7
Commercial Mortgage	1.8	(0.3)	1.5
Construction	(0.1)	—	(0.1)
Commercial Lease Financing	(0.2)	0.7	0.5
Residential Mortgage	2.3	(0.6)	1.7
Home Equity	0.8	(0.4)	0.4
Automobile	0.9	(0.1)	0.8
Other [2]	1.1	(0.5)	0.6
Total Loans and Leases	7.6	(1.5)	6.1
Total Change in Interest Income	7.1	(2.5)	4.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Time	0.1	(0.2)	(0.1)
Total Interest-Bearing Deposits	0.2	(0.2)	—
Securities Sold Under Agreements to Repurchase	(1.2)	1.1	(0.1)
Total Change in Interest Expense	(1.0)	0.9	(0.1)

Change in Net Interest Income	$8.1	$(3.4)	$4.7

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2014
	Compared to December 31, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.2	$0.1	$0.3
Investment Securities
Available-for-Sale
Taxable	(10.9)	(0.1)	(11.0)
Non-Taxable	0.6	(0.8)	(0.2)
Held-to-Maturity
Taxable	10.2	2.5	12.7
Non-Taxable	4.9	—	4.9
Total Investment Securities	4.8	1.6	6.4
Loans Held for Sale	(0.6)	—	(0.6)
Loans and Leases
Commercial and Industrial	3.6	(1.2)	2.4
Commercial Mortgage	7.0	(1.4)	5.6
Construction	(0.2)	(0.4)	(0.6)
Commercial Lease Financing	(0.6)	1.6	1.0
Residential Mortgage	4.4	(4.5)	(0.1)
Home Equity	2.2	(1.7)	0.5
Automobile	3.0	(0.3)	2.7
Other [2]	4.3	(1.5)	2.8
Total Loans and Leases	23.7	(9.4)	14.3
Other	(0.1)	0.1	—
Total Change in Interest Income	28.0	(7.6)	20.4

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Savings	0.1	(0.1)	—
Time	0.2	(0.9)	(0.7)
Total Interest-Bearing Deposits	0.4	(1.0)	(0.6)
Securities Sold Under Agreements to Repurchase	(2.1)	1.1	(1.0)
Long-Term Debt	0.1	(0.1)	—
Total Change in Interest Expense	(1.6)	—	(1.6)

Change in Net Interest Income	$29.6	$(7.6)	$22.0

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2014	2014	2013	2014	2013
Salaries	$28,751	$28,990	$28,636	$114,199	$115,389
Incentive Compensation	4,639	4,242	4,681	17,471	16,568
Share-Based Compensation	2,342	2,226	1,158	8,808	4,932
Commission Expense	1,383	1,283	1,222	4,831	6,874
Retirement and Other Benefits	3,947	4,056	3,183	16,800	15,289
Payroll Taxes	2,007	2,162	2,091	9,916	11,242
Medical, Dental, and Life Insurance	2,653	2,557	2,278	10,555	9,431
Separation Expense	(202)	14	394	448	4,486
Total Salaries and Benefits	$45,520	$45,530	$43,643	$183,028	$184,211

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2014	2014	2014	2014	2013
Commercial
Commercial and Industrial	$1,055,243	$991,157	$988,940	$955,599	$911,367
Commercial Mortgage	1,437,513	1,373,289	1,345,549	1,284,181	1,247,510
Construction	109,183	132,097	121,434	91,452	107,349
Lease Financing	226,189	232,381	237,585	240,931	262,207
Total Commercial	2,828,128	2,728,924	2,693,508	2,572,163	2,528,433
Consumer
Residential Mortgage	2,571,090	2,444,989	2,355,085	2,305,153	2,282,894
Home Equity	866,688	838,206	811,180	797,341	773,385
Automobile	323,848	306,003	287,794	273,553	255,986
Other [1]	307,835	288,228	278,786	261,647	254,689
Total Consumer	4,069,461	3,877,426	3,732,845	3,637,694	3,566,954
Total Loans and Leases	$6,897,589	$6,606,350	$6,426,353	$6,209,857	$6,095,387

Higher Risk Loans and Leases Outstanding
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2014	2014	2014	2014	2013
Residential Land Loans [2]	$8,565	$9,117	$10,016	$11,086	$11,922
Home Equity Loans [3]	11,128	9,914	11,307	11,846	12,594
Air Transportation Leases [4]	16,752	21,668	24,917	24,969	26,152
Total Higher Risk Loans and Leases	$36,445	$40,699	$46,240	$47,901	$50,668

[1] Comprised of other revolving credit, installment, and lease financing.
2 We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.
[3] Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.
4 We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2014	2014	2014	2014	2013
Consumer	$6,092,929	$5,972,435	$5,938,123	$5,960,485	$5,829,352
Commercial	5,163,352	5,070,080	5,207,026	4,742,308	4,814,076
Public and Other	1,376,808	1,318,926	1,524,885	1,341,680	1,271,228
Total Deposits	$12,633,089	$12,361,441	$12,670,034	$12,044,473	$11,914,656

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2014	2014	2014	2014	2013
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$9,088	$8,952	$10,437	$11,239	$11,929
Commercial Mortgage	745	1,366	1,403	1,421	2,512
Total Commercial	9,833	10,318	11,840	12,660	14,441
Consumer
Residential Mortgage	14,841	16,756	15,818	19,003	20,264
Home Equity	3,097	2,671	2,787	1,935	1,740
Total Consumer	17,938	19,427	18,605	20,938	22,004
Total Non-Accrual Loans and Leases	27,771	29,745	30,445	33,598	36,445
Foreclosed Real Estate	2,311	3,562	3,944	3,450	3,205
Total Non-Performing Assets	$30,082	$33,307	$34,389	$37,048	$39,650

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$2	$14	$—	$150	$1,173
Total Commercial	2	14	—	150	1,173
Consumer
Residential Mortgage	4,506	4,819	6,082	5,729	4,564
Home Equity	2,596	2,816	2,505	2,845	3,009
Automobile	616	612	236	346	322
Other [1]	941	842	844	644	790
Total Consumer	8,659	9,089	9,667	9,564	8,685
Total Accruing Loans and Leases Past Due 90 Days or More	$8,661	$9,103	$9,667	$9,714	$9,858
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$45,474	$45,169	$43,625	$44,473	$51,123
Total Loans and Leases	$6,897,589	$6,606,350	$6,426,353	$6,209,857	$6,095,387

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.40%	0.45%	0.47%	0.54%	0.60%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.44%	0.50%	0.53%	0.60%	0.65%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.38%	0.42%	0.48%	0.53%	0.61%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.47%	0.56%	0.57%	0.64%	0.68%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.56%	0.64%	0.69%	0.75%	0.81%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$33,307	$34,389	$37,048	$39,650	$33,832
Additions	1,885	2,565	2,798	2,491	13,040
Reductions
Payments	(1,822)	(2,381)	(2,753)	(1,855)	(932)
Return to Accrual Status	(1,291)	(704)	(904)	(1,864)	(2,308)
Sales of Foreclosed Real Estate	(1,480)	(449)	(1,782)	(737)	(1,431)
Charge-offs/Write-downs	(517)	(113)	(18)	(637)	(2,551)
Total Reductions	(5,110)	(3,647)	(5,457)	(5,093)	(7,222)
Balance at End of Quarter	$30,082	$33,307	$34,389	$37,048	$39,650

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2014	2014	2013	2014	2013
Balance at Beginning of Period	$116,249	$119,725	$129,747	$121,521	$134,276
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(205)	(229)	(6,828)	(2,002)	(8,083)
Lease Financing	—	—	—	(66)	(16)
Consumer
Residential Mortgage	(97)	(22)	(185)	(771)	(2,013)
Home Equity	(293)	(475)	(721)	(1,672)	(5,220)
Automobile	(1,376)	(957)	(670)	(3,961)	(2,131)
Other [1]	(1,772)	(1,978)	(2,039)	(6,967)	(7,657)
Total Loans and Leases Charged-Off	(3,743)	(3,661)	(10,443)	(15,439)	(25,120)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	396	1,177	308	4,625	1,681
Commercial Mortgage	14	14	14	57	557
Construction	8	8	8	29	365
Lease Financing	4	3	8	10	41
Consumer
Residential Mortgage	542	299	828	3,448	3,540
Home Equity	204	531	246	1,637	1,943
Automobile	467	322	363	1,577	1,628
Other [1]	434	496	442	2,154	1,962
Total Recoveries on Loans and Leases Previously Charged-Off	2,069	2,850	2,217	13,537	11,717
Net Loans and Leases Charged-Off	(1,674)	(811)	(8,226)	(1,902)	(13,403)
Provision for Credit Losses	—	(2,665)	—	(4,864)	—
Provision for Unfunded Commitments	—	—	—	(180)	648
Balance at End of Period [2]	$114,575	$116,249	$121,521	$114,575	$121,521

Components
Allowance for Loan and Lease Losses	$108,688	$110,362	$115,454	$108,688	$115,454
Reserve for Unfunded Commitments	5,887	5,887	6,067	5,887	6,067
Total Reserve for Credit Losses	$114,575	$116,249	$121,521	$114,575	$121,521

Average Loans and Leases Outstanding	$6,746,332	$6,488,780	$6,053,607	$6,405,431	$5,883,686

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.10%	0.05%	0.54%	0.03%	0.23%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.58%	1.67%	1.89%	1.58%	1.89%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the
Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended December 31, 2014
Net Interest Income	$49,091	$32,445	$2,828	$12,268	$96,632
Provision for Credit Losses	1,888	(205)	(10)	(1,673)	—
Net Interest Income After Provision for Credit Losses	47,203	32,650	2,838	13,941	96,632
Noninterest Income	20,220	5,897	14,380	5,321	45,818
Noninterest Expense	(50,049)	(16,737)	(13,004)	(1,450)	(81,240)
Income Before Provision for Income Taxes	17,374	21,810	4,214	17,812	61,210
Provision for Income Taxes	(6,204)	(7,656)	(1,559)	(4,600)	(20,019)
Net Income	$11,170	$14,154	$2,655	$13,212	$41,191
Total Assets as of December 31, 2014	$4,126,551	$2,749,228	$202,645	$7,708,784	$14,787,208

Three Months Ended December 31, 2013
Net Interest Income	$42,155	$25,647	$2,614	$21,704	$92,120
Provision for Credit Losses	1,790	6,419	(19)	(8,190)	—
Net Interest Income After Provision for Credit Losses	40,365	19,228	2,633	29,894	92,120
Noninterest Income	20,377	6,564	14,862	3,475	45,278
Noninterest Expense	(50,015)	(16,296)	(13,353)	(2,760)	(82,424)
Income Before Provision for Income Taxes	10,727	9,496	4,142	30,609	54,974
Provision for Income Taxes	(3,970)	(3,054)	(1,533)	(7,362)	(15,919)
Net Income	$6,757	$6,442	$2,609	$23,247	$39,055
Total Assets as of December 31, 2013	$3,658,495	$2,426,452	$189,421	$7,809,912	$14,084,280

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Year Ended December 31, 2014
Net Interest Income	$183,867	$118,761	$10,723	$66,305	$379,656
Provision for Credit Losses	4,783	(2,369)	(313)	(6,965)	(4,864)
Net Interest Income After Provision for Credit Losses	179,084	121,130	11,036	73,270	384,520
Noninterest Income	80,110	23,120	57,586	19,201	180,017
Noninterest Expense	(197,786)	(65,952)	(53,846)	(9,315)	(326,899)
Income Before Provision for Income Taxes	61,408	78,298	14,776	83,156	237,638
Provision for Income Taxes	(22,221)	(27,228)	(5,467)	(19,680)	(74,596)
Net Income	$39,187	$51,070	$9,309	$63,476	$163,042
Total Assets as of December 31, 2014	$4,126,551	$2,749,228	$202,645	$7,708,784	$14,787,208

Year Ended December 31, 2013
Net Interest Income	$164,597	$99,623	$10,552	$84,135	$358,907
Provision for Credit Losses	8,565	4,918	(71)	(13,412)	—
Net Interest Income After Provision for Credit Losses	156,032	94,705	10,623	97,547	358,907
Noninterest Income	88,063	26,946	59,308	11,906	186,223
Noninterest Expense	(200,853)	(64,253)	(54,307)	(11,556)	(330,969)
Income Before Provision for Income Taxes	43,242	57,398	15,624	97,897	214,161
Provision for Income Taxes	(16,000)	(19,467)	(5,781)	(22,411)	(63,659)
Net Income	$27,242	$37,931	$9,843	$75,486	$150,502
Total Assets as of December 31, 2013	$3,658,495	$2,426,452	$189,421	$7,809,912	$14,084,280

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2014	2014	2014	2014	2013
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$69,974	$68,089	$65,818	$63,526	$63,809
Income on Investment Securities
Available-for-Sale	10,732	10,286	10,697	10,760	10,608
Held-to-Maturity	24,966	26,067	26,938	27,889	26,882
Deposits	2	3	1	3	3
Funds Sold	192	176	168	137	105
Other	303	302	302	302	302
Total Interest Income	106,169	104,923	103,924	102,617	101,709
Interest Expense
Deposits	2,392	2,391	2,393	2,358	2,418
Securities Sold Under Agreements to Repurchase	6,520	6,523	6,465	6,397	6,530
Funds Purchased	3	3	4	3	8
Short-Term Borrowings	—	—	—	—	2
Long-Term Debt	622	627	650	626	631
Total Interest Expense	9,537	9,544	9,512	9,384	9,589
Net Interest Income	96,632	95,379	94,412	93,233	92,120
Provision for Credit Losses	—	(2,665)	(2,199)	—	—
Net Interest Income After Provision for Credit Losses	96,632	98,044	96,611	93,233	92,120
Noninterest Income
Trust and Asset Management	12,225	11,716	12,005	11,852	12,240
Mortgage Banking	2,116	1,646	1,804	2,005	2,823
Service Charges on Deposit Accounts	9,058	9,095	8,638	8,878	9,326
Fees, Exchange, and Other Service Charges	13,702	13,390	13,370	12,939	12,670
Investment Securities Gains, Net	1,966	1,858	2,079	2,160	—
Annuity and Insurance	1,664	2,348	1,930	2,123	2,295
Bank-Owned Life Insurance	1,874	1,644	1,519	1,602	1,895
Other	3,213	3,253	3,136	3,209	4,029
Total Noninterest Income	45,818	44,950	44,481	44,768	45,278
Noninterest Expense
Salaries and Benefits	45,520	45,530	45,081	46,897	43,643
Net Occupancy	9,291	9,334	9,254	9,417	9,602
Net Equipment	4,734	4,473	4,669	4,603	4,837
Data Processing	3,823	3,665	3,842	3,649	3,827
Professional Fees	3,086	1,835	2,613	2,260	2,669
FDIC Insurance	2,055	1,750	2,055	2,076	1,954
Other	12,731	14,443	13,568	14,645	15,892
Total Noninterest Expense	81,240	81,030	81,082	83,547	82,424
Income Before Provision for Income Taxes	61,210	61,964	60,010	54,454	54,974
Provision for Income Taxes	20,019	20,195	18,520	15,862	15,919
Net Income	$41,191	$41,769	$41,490	$38,592	$39,055

Basic Earnings Per Share	$0.95	$0.95	$0.94	$0.87	$0.88
Diluted Earnings Per Share	$0.94	$0.95	$0.94	$0.87	$0.88

Balance Sheet Totals
Loans and Leases	$6,897,589	$6,606,350	$6,426,353	$6,209,857	$6,095,387
Total Assets	14,787,208	14,510,166	14,844,505	14,263,118	14,084,280
Total Deposits	12,633,089	12,361,441	12,670,034	12,044,473	11,914,656
Total Shareholders' Equity	1,055,086	1,057,413	1,050,801	1,028,904	1,011,976

Performance Ratios
Return on Average Assets	1.12%	1.15%	1.17%	1.12%	1.12%
Return on Average Shareholders' Equity	15.39	15.57	15.87	15.15	15.36
Efficiency Ratio [1]	57.03	57.74	58.38	60.54	59.99
Net Interest Margin [2]	2.84	2.85	2.86	2.87	2.85

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
($ in millions; jobs in thousands)	November 30, 2014		December 31, 2013		December 31, 2012
Hawaii Economic Trends
State General Fund Revenues [1]	$5,083.1	1.4%	$5,451.3	3.7%	$5,259.1	12.8%
General Excise and Use Tax Revenue [1]	$2,753.4	2.8%	$2,907.6	2.2%	$2,844.7	9.9%
Jobs [2]	642.8		623.1		619.3

				December 31,
(spot rates)				2014	2013	2012
Unemployment [3]
Statewide, seasonally adjusted				4.0%	4.7%	5.1%

Oahu				3.4	3.8	4.2
Island of Hawaii				4.7	5.9	6.9
Maui				3.8	4.7	5.2
Kauai				4.3	5.2	6.1

				December 31,
(percentage change, except months of inventory)				2014	2013	2012
Housing Trends (Single Family Oahu) [4]
Median Home Price				3.8%	4.8%	7.8%
Home Sales Volume (units)				(0.8)%	4.6%	6.5%
Months of Inventory				2.6	2.7	2.5

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
November 30, 2014				637.7		2.2
October 31, 2014				659.8		3.0
September 30, 2014				622.2		4.1
August 31, 2014				730.7		(2.4)
July 31, 2014				772.1		1.9
June 30, 2014				725.1		1.2
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1
December 31, 2013				722.4		(1.9)
November 30, 2013				624.1		(4.2)
October 31, 2013				640.3		(0.1)
September 30, 2013				597.7		0.5
August 31, 2013				748.8		2.5
July 31, 2013				758.0		4.6
June 30, 2013				716.6		5.5
May 31, 2013				637.5		2.4
April 30, 2013				667.0		3.1
March 31, 2013				769.1		7.6
February 28, 2013				675.5		7.8
January 31, 2013				681.9		5.9
December 31, 2012				733.7		6.3
November 30, 2012				651.2		14.5

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.